UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/15/2011

RASER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32661

DELAWARE	87-0638510
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5152 North Edgewood Drive, Suite 375
Provo, Utah 84604
(Address of principal executive offices, including zip code)

(801) 765-1200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

As disclosed in its Annual Report on Form 10-K, filed on April 15, 2011, Raser Technologies Inc. and its wholly-owned subsidiary Thermo No. 1 BE-01, LLC (collectively, the "Borrowers"), entered into a Bridge Loan Agreement (the "Loan Agreement") with an accredited investor (the "Investor"), pursuant to which the Investor agreed to lend to Borrowers up to $750,000 (the "Loan"), secured by liens covering certain, but not all, assets of the Borrowers.

        The Loan matures on July 15, 2011 (the "Maturity Date"), at which time, interest on the Loan, which accrues at a rate equal to LIBOR plus 12.5%, together with the principal amount of the Loan, are payable in full.

        A copy of the form of the Loan Agreement and forms of each of the other material agreements executed by either of the Borrowers in connection with the Loan are filed herewith.

        Contemporaneously with the closing of the Loan, the Investor sold the Loan to an unaffiliated accredited investor.

Item 9.01.    Financial Statements and Exhibits

Exhibits. The following exhibits are filed herewith:

Exhibit No.                 Description

10.1                Loan Agreement, dated April 15, 2011.
10.2                Consent Agreement, dated April 15, 2011
10.3                Promissory Note, dated April 15, 2011.
10.4                Form of Deed of Trust, dated April 15, 2011.
10.5                Security Agreement (Second Lien), dated April 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

Date: May 02, 2011	By:	/s/ John T. Perry
John T. Perry
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.4	Form of Deed of Trust, dated April 15, 2011.
EX-10.1	Loan Agreement, dated April 15, 2011.
EX-10.2	Consent Agreement, dated April 15, 2011.
EX-10.3	Promissory Note, dated April 15, 2011.
EX-10.5	Security Agreement (Second Lien), dated April 15, 2011.